SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2014

ISC8 INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-008402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

151 Kalmus Drive, Suite A-203, Costa Mesa, California 92626
(Address of principal executive offices)

(714) 549-8211
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 11, 2014, ISC8 Inc. (the “Company”) entered into an engagement agreement (the “Engagement Agreement”) with Griffin Partners, LLC (“Griffin”), wherein Griffin will offer certain advisory and consulting services to the Company pertaining to the Company’s current capital restructuring. As compensation for Griffin’s services, the Company agreed to pay Griffin an aggregate total of $100,000, to be paid periodically in order to enable the Company to effectively manage its ongoing cash requirements. Griffin is affiliated with the Griffin Find, LP, a principal shareholder of the Company. The Engagement Agreement was reviewed and approved by the Company’s Board of Directors.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the offering of senior subordinated secured convertible promissory notes (“Notes”) previously disclosed in the Current Report on Form 8-K filed by the Company on March 12, 2014, the Company entered into additional Note Purchase Agreements (“Purchase Agreements”) with certain accredited investors (the “Investors”), resulting in the issuance of Notes in the aggregate principal amount of $933,333. To date, the Company has entered into Purchase Agreements, and issued Notes, in the aggregate principal amount of approximately $1.98 million. Per the terms of the Purchase Agreements, the Notes were issued with an original issue discount of 25%. The Notes accrue interest at a rate of 12% per annum and mature on July 31, 2014. Additionally, in the event the Company consummates a debt or equity financing resulting in gross proceeds of at least $4.0 million (a “Qualified Financing”), the then outstanding principal balance of the Notes, plus all accrued but unpaid interest, will convert into the securities issued in connection with the Qualified Financing.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

The descriptions of the Engagement Agreement, Notes and the Purchase Agreements in this Current Report on Form 8-K do not purport to be complete, and are qualified in their entirety by reference to the full text of the Engagement Agreement, attached hereto as Exhibit 10.1, and the form of Note and form of Purchase Agreement attached as Exhibits 10.1 and 10.2 respectively, to the Current Report on Form 8-K filed by the Company on March 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISC8 INC.

Date: April 17, 2014	By:	/s/ John Vong
John Vong
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Engagement Agreement, by and between Griffin Partners, LLC and ISC8 Inc., dated April 1, 2014